Exhibit 99.1

EXL REPORTS 2022 FIRST QUARTER RESULTS

2022 First Quarter Revenues of $329.2 Million, up 25.9% year-over-year
Q1 Diluted Earnings Per Share (GAAP) of $1.07, up from $0.93 in Q1 of 2021
Q1 Adjusted Diluted Earnings Per Share (Non-GAAP) (1) of $1.42, up from $1.18 in Q1 of 2021

New York, NY - April 28, 2022 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading data analytics and digital operations and solutions company, today announced its financial results for the quarter ended March 31, 2022.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “EXL had a strong first quarter with revenue of $329.2 million, a 25.9% increase from the first quarter of 2021. Analytics continued to lead our growth with a 45.7% revenue increase from the first quarter of 2021. Adjusted diluted earnings per share for the quarter was $1.42, a 20.3% increase year-over-year. This strong performance affirms our strategy of focusing on high value data-led solutions, enabling our clients to improve business outcomes. Our acquisition of Clairvoyant, a global data, AI, ML and cloud services firm, enhances our expertise in data engineering and cloud enablement and is integrating well with our business. We have strong momentum as we head further into 2022, positioning us well for continued growth.”

Maurizio Nicolelli, Chief Financial Officer, said, “Based on our strong first quarter financial results, and the visibility we have for the remainder of the year, we are increasing our revenue guidance for 2022 to be in the range of $1.315 billion to $1.335 billion, from $1.28 billion to $1.31 billion. This represents a 17% to 19% increase year-over-year on a reported basis and 14% to 16% increase year-over-year on an organic constant currency basis. We are also increasing our adjusted diluted earnings per share guidance for 2022 to $5.40 to $5.65, from $5.35 to $5.60, representing a 12% to 17% increase over the prior year. Our balance sheet remains strong with cash and short-term investments of $269.2 million.”

______________________________________________________________

1.Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures”. These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: First Quarter 2022

•Revenues for the quarter ended March 31, 2022 increased to $329.2 million compared to $261.4 million for the first quarter of 2021, an increase of 25.9% on a reported basis and 26.5% on a constant currency basis from the first quarter of 2021. Revenues increased by 11.4% sequentially on a reported basis and 11.5% on a constant currency basis from the fourth quarter of 2021.

	Revenues		Gross Margin
	Three months ended		Three months ended
Reportable Segments	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
	(dollars in millions)
Insurance	$103.3	$91.1	37.0%	38.5%
Healthcare	26.2	30.3	32.5%	42.5%
Emerging Business	50.7	37.7	42.4%	44.7%
Analytics	149.0	102.3	35.9%	37.0%
Total Revenues, net	$329.2	$261.4	37.0%	39.2%

•Operating income margin for the quarter ended March 31, 2022 was 13.4%, compared to 15.9% for the first quarter of 2021 and 12.2% for the fourth quarter of 2021. Adjusted operating income margin for the quarter ended March 31, 2022 was 18.2% compared to 20.2% for the first quarter of 2021 and 17.0% for the fourth quarter of 2021.

•Diluted earnings per share for the quarter ended March 31, 2022 was $1.07 compared to $0.93 for the first quarter of 2021 and $0.83 for the fourth quarter of 2021. Adjusted diluted earnings per share for the quarter ended March 31, 2022 was $1.42 compared to $1.18 for the first quarter of 2021 and $1.21 for the fourth quarter of 2021.

Business Highlights: First Quarter 2022

•Won 19 new clients in the first quarter of 2022, with 10 in our digital operations and solutions business and nine in analytics.

•Recognized as a Leader in Everest Group’s 2022 Advanced Analytics and Insights Services PEAK Matrix® Assessment.

•Named a Leader and Star Performer in Everest Group’s Healthcare Payer Operations PEAK Matrix® Assessment 2022.

•EXLClarity™ won Best in KLAS® 2022 award for Risk Adjustment and Analytics.

•Positioned in the Winners Circle in the HFS Top 10 for Insurance Services.

•Recognized as a Leader in all categories in the 2021 ISG Provider Lens™ Insurance BPO Services report for the U.S. and Australia.

Subsequent Event:
•Entered into an Amended and Restated Credit Agreement on April 18, 2022, increasing the aggregate amount of revolving credit commitment available to the Company to $400 million, with a new maturity date of April 18, 2027.

2022 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 76.5, British Pound to U.S. Dollar exchange rate of 1.33, U.S. Dollar to the Philippine Peso exchange rate of 52.0 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2022:

•Revenue of $1.315 billion to $1.335 billion, representing an increase of 17% to 19% on a reported basis, and 14% to 16% on an organic constant currency basis from 2021.

•Adjusted diluted earnings per share of $5.40 to $5.65, representing an increase of 12% to 17% from 2021.

Conference Call
ExlService Holdings, Inc. will host a conference call on Thursday, April 28, 2022 at 10:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading data analytics and digital operations and solutions company that partners with clients to improve business outcomes and unlock growth. By bringing together deep domain expertise with robust data, powerful analytics, cloud, artificial intelligence (“AI”) and machine learning (“ML”), we create agile, scalable solutions and execute complex operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media, and retail, among others. Focused on driving faster decision-making and transforming operating models, EXL was founded on the core values of innovation, collaboration, excellence, integrity and respect. Headquartered in New York, our team is over 39,000 strong, with more than 50 offices spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, our ability to respond to and manage public health crises, including the outbreak and continued effects of COVID-19 pandemic, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amount and share count)

	Three months ended March 31,
	2022	2021
Revenues, net	$329,208	$261,415
Cost of revenues(1)	207,516	158,821
Gross profit(1)	121,692	102,594
Operating expenses:
General and administrative expenses	39,945	30,703
Selling and marketing expenses	24,170	18,235
Depreciation and amortization expense	13,602	12,101
Total operating expenses	77,717	61,039
Income from operations	43,975	41,555
Foreign exchange gain, net	1,756	434
Interest expense	(876)	(2,474)
Other income, net	2,411	1,410
Income before income tax expense and earnings from equity affiliates	47,266	40,925
Income tax expense	11,202	8,958
Income before earnings from equity affiliates	36,064	31,967
Gain/(loss) from equity-method investment	114	(36)
Net income attributable to ExlService Holdings, Inc. stockholders	$36,178	$31,931
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$1.08	$0.95
Diluted	$1.07	$0.93
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings Inc. stockholders:
Basic	33,442,038	33,734,118
Diluted	33,894,868	34,318,318
(1) Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except per share amount and share count)

	As of
	March 31, 2022	December 31, 2021

Assets
Current assets:
Cash and cash equivalents	$106,540	$135,337
Short-term investments	162,694	178,538
Restricted cash	6,274	6,174
Accounts receivable, net	239,279	194,232
Prepaid expenses	20,118	14,655
Advance income tax, net	9,336	15,199
Other current assets	28,377	34,009
Total current assets	572,618	578,144
Property and equipment, net	85,610	86,008
Operating lease right-of-use assets	75,147	76,692
Restricted cash	2,255	2,299
Deferred tax assets, net	22,447	21,404
Intangible assets, net	76,578	81,082
Goodwill	404,561	403,902
Other assets	32,215	30,369
Investment in equity affiliate	3,118	3,004
Total assets	$1,274,549	$1,282,904
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,796	$5,647
Current portion of long-term borrowings	35,000	260,016
Deferred revenue	22,571	20,000
Accrued employee costs	52,276	114,285
Accrued expenses and other current liabilities	86,911	76,350
Current portion of operating lease liabilities	19,308	18,487
Income taxes payable, net	1,259	901
Total current liabilities	222,121	495,686
Long-term borrowings, less current portion	260,000	—
Operating lease liabilities, less current portion	66,173	68,506
Income taxes payable	1,790	1,790
Deferred tax liabilities, net	928	965
Other non-current liabilities	23,196	22,801
Total liabilities	574,208	589,748
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 39,794,154 shares issued and 33,328,744 shares outstanding as of March 31, 2022 and 39,508,340 shares issued and 33,291,482 shares outstanding as of December 31, 2021	40	40
Additional paid-in capital	406,966	395,742
Retained earnings	792,315	756,137
Accumulated other comprehensive loss	(98,306)	(89,474)
Total including shares held in treasury	1,101,015	1,062,445
Less: 6,465,410 shares as of March 31, 2022 and 6,216,858 shares as of December 31, 2021, held in treasury, at cost	(400,674)	(369,289)
Stockholders’ equity	700,341	693,156
Total equity	700,341	693,156
Total liabilities and stockholders’ equity	$1,274,549	$1,282,904

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on an organic constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, impairment charges on acquired long-lived and intangible assets including goodwill, provision for litigation settlement, non-cash interest expense on convertible senior notes, gains or losses on settlement of convertible senior notes, restructuring charges, effects of termination of leases, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include, changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the income tax impact of the above pre-tax items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

The information provided on an organic constant currency basis reflects a comparison of current period results translated at the prior period currency rates and exclude the impact from an acquisition for a twelve-month period from the date of the acquisition. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee increased from 73.17 during the quarter ended March 31, 2021 to 75.25 during the quarter ended March 31, 2022, representing an appreciation of 2.8%. The average exchange rate of the U.S. Dollar against the Philippine Peso increased from 48.39 during the quarter ended

March 31, 2021 to 51.32 during the quarter ended March 31, 2022, representing an appreciation of 6.1%. The average exchange rate of the British Pound against the U.S. Dollar decreased from 1.38 during the quarter ended March 31, 2021 to 1.33 during the quarter ended March 31, 2022, representing an appreciation of 3.5%.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended March 31, 2022 and March 31, 2021, and the three months ended December 31, 2021:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	March 31,		December 31,
	2022	2021	2021
Net Income (GAAP)	$36,178	$31,931	$28,299
add: Income tax expense	11,202	8,958	9,831
add/(subtract): Foreign exchange gain, interest expense, effects of equity-method investment and other income, net	(3,405)	666	(2,072)
Income from operations (GAAP)	$43,975	$41,555	$36,058
add: Stock-based compensation expense	11,224	7,832	9,825
add: Amortization of acquisition-related intangibles	4,486	3,361	2,998
add: Other expenses (a)	134	—	1,312
Adjusted operating income (Non-GAAP)	$59,819	$52,748	$50,193
Adjusted operating income margin as a % of Revenues (Non-GAAP)	18.2%	20.2%	17.0%
add: Depreciation on long-lived assets	9,116	8,740	9,418
Adjusted EBITDA (Non-GAAP)	$68,935	$61,488	$59,611
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	20.9%	23.5%	20.2%

(a) To exclude acquisition-related expenses of $134 for the acquisition of Clairvoyant AI Inc. (“Clairvoyant”) during the three months ended March 31, 2022, and $761 during the three months ended December 31, 2021, and to exclude the impact of $551 on account of effects of lease termination during the three months ended December 31, 2021.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended
	March 31,		December 31,
	2022	2021	2021
Net income (GAAP)	$36,178	$31,931	$28,299
add: Stock-based compensation expense	11,224	7,832	9,825
add: Amortization of acquisition-related intangibles	4,486	3,361	2,998
add: Non-cash interest expense related to convertible senior notes	—	673	—
add: Other expenses (a)	134	—	1,312
add: Effect of non-recurring tax expenses (b)	—	—	2,168
subtract: Tax impact on stock-based compensation expense (c)	(2,806)	(2,358)	(2,406)
subtract: Tax impact on amortization of acquisition-related intangibles	(1,052)	(758)	(770)
subtract: Tax impact on non-cash interest expense related to convertible senior notes	—	(162)	(120)
subtract: Tax impact on other expenses	—	—	(136)
Adjusted net income (Non-GAAP)	$48,164	$40,519	$41,170
Adjusted diluted earnings per share (Non-GAAP)	$1.42	$1.18	$1.21

(a) To exclude acquisition-related expenses of $134 for the acquisition of Clairvoyant AI Inc. (“Clairvoyant”) during the three months ended March 31, 2022, and $761 during the three months ended December 31, 2021, and to exclude the impact of $551 on account of effects of lease termination during the three months ended December 31, 2021.

(b) To exclude non-recurring tax expense related to certain deferred tax assets and liabilities.

(c) Tax impact includes $3,610 and $931 during the three months ended March 31, 2022 and 2021 respectively, and $2,095 during the three months ended December 31, 2021, related to discrete benefits recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.

Investor Relations
Contact: Steven N. Barlow
Vice President, Investor Relations
(917) 596-7684
ir@exlservice.com

Media - US
Cindy Carpenter
Vice President Marketing
617-504-8620
Cindy.carpenter@exlservice.com

Media - Europe, India and APAC
Shailendra Singh
Vice President Corporate Communications
+91-98104-76075
shailendra.singh@exlservice.com